SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
Common Stock

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by Ameritrade Holding Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Ameritrade Holding Corporation Commission File No.: 000-49992
This filing consists of a communication by Ameritrade Holding Corporation to its advisor clients on November 22, 2005.

Subject line: Ameritrade Advisor Services™ Web Cast: TD Ameritrade Transition
Dear <NAME>,
Join Ameritrade Advisor Services for a webinar Tuesday, November 29th at 5:00 PM ET or Wednesday, November 30th at 12:00 PM ET for an update on the proposed TD Ameritrade Transition. These sessions will cover key decisions, upcoming transitional issues, and continue to seek Advisor feedback. Key participants from Ameritrade Advisor Services include:
•	Jim Wangsness, SVP – Business Head of Ameritrade Advisor Services

•	Judy Moore, Director – Client Services

•	Earl McAlear, Director – Advisor Technology

•	Neil Curran, Senior Director & National Sales Manager

•	Key transitional Account Management staff including:
•	Christian Graham (West Coast),

•	Chris Engelbert (Midwest) and

•	Scott Fangman (East Coast)
Register today!
http://registration.intercall.com/menu.php?short_name=amtdadvisor
Then join us November 29, 5 p.m. ET – or November 30, 12 p.m. ET
If you have any questions, please e-mail us at clientservices@ameritradeadvisor.com
Register now!
http://registration.intercall.com/menu.php?short_name=amtdadvisor
Sincerely,
Jim Wangsness
Vice President
Ameritrade Advisor Services
Ameritrade Advisor Services understands the importance of protecting your privacy. If you do not wish to receive news about new and valuable services in the future, please respond to this message with unsubscribe in the subject line.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a revised preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) with a filing date of October 31, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Advisor Services, Division of Ameritrade, Inc., member NASD/SIPC. Ameritrade Advisor Services and Ameritrade Advisor Services logo are trademarks of Ameritrade IP Company, Inc. Copyright 2005 Ameritrade IP Company, Inc. All rights reserved. Used with permission.
Distributed by: Ameritrade, Inc., 1005 North Ameritrade Place, Bellevue, NE 68005
AAS XXXX E-M 11/05